UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported)      October 19, 2004

Toreador Resources Corporation
(Exact name of registrant as specified in charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(I.R.S. Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [___]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [___]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [___]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2
                          (b))

        [___]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4
                          (c))

Item 7.01. Regulation FD Disclosure.

        Below is a press release issued by Toreador on October 19, 2004. Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of Toreador, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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TOREADOR TO SPUD EXPLORATORY OIL WELL ONSHORE TURKEY
Company Updates 2005 Operational Plans, Estimates

        DALLAS, TEXAS – (October 19, 2004) – Toreador Resources Corporation (NASDAQ: TRGL; TSX: TRX) announces it will spud an exploratory oil well, the Calgan-1, on the Calgan prospect in southern Turkey during the first half of November. The potential 5-10 million barrel prospect is located in southern Turkey’s major oil-producing province.

        Toreador expects drilling and testing will be completed about one month from spud date. The cost of the well, which will be drilled to about 4,000 feet, is estimated to be approximately $900,000. The Calgan-1 well will test a Cretaceous carbonate play; its analog is the nearby Cendere and Zeynel fields in which the company holds interests. The drilling of a second feature to the east depends on the success of the Calgan-1 well. Toreador is the operator and holds a 100% working interest in the Calgan permit.

        In the shallow waters of the western Black Sea, Toreador will conduct a $5.3 million 190-square-kilometer 3D seismic survey over the South Akcakoca area in the fourth quarter of 2004. The areal extent of the survey has been expanded since the company’s last public announcement. Toreador’s Ayazli-1 well discovered natural gas in September on the South Akcakoca prospect.

        Depending on the results of the seismic analysis, in 2005 Toreador could drill 4-8 appraisal, development and exploratory wells in the coastal region encompassed by the survey, which includes the South Akcakoca area. Based on current information, Toreador is targeting initial production from the South Akcakoca prospect as early as 2006.

France

        In the Charmottes Field, Toreador anticipates drilling two multizone horizontal development wells at an estimated cost of about $1.2 million each. The Charmottes-108 well is scheduled to be spudded in December following the release of the drilling rig from another location. The second well, the Charmottes-110, will be drilled immediately after the completion of the Charmottes-108 well in early 2005. The company expects the wells will be drilled in a similar manner to the successful Charmottes-109 horizontal development well drilled in the second quarter of 2004.

        Toreador is targeting early 2005 for the completion of expanded French production facilities. After the facilities are completed, Toreador believes the Charmottes-109 well’s sustainable production capacity will range from 400-500 barrels of oil per day (BOPD).

        The expanded facilities also will accommodate production from the two additional horizontal wells, if successful, so that the three wells could add 1,000-1,300 BOPD to Toreador’s current companywide production of about 1,900-2,000 barrels of oil equivalent per day (BOEPD). Additional Charmottes wells could be drilled in late 2005 depending on the success and productivity of the upcoming horizontal wells.

        In its four-field Neocomian complex, Toreador has begun drilling three development wells and three sidetrack wells, all of which are scheduled to be completed by year-end 2004. Upon successful completion, these wells could add a total of 100-150 BOPD to Toreador’s companywide production.

        The Charmottes and Neocomian fields produce a high-quality crude with an API gravity of 32-36 degrees, typical of the oil found in the Paris Basin. The crude is trucked to a nearby refinery owned and operated by Elf Antar France, a subsidiary of Total. The oil is priced at daily dated Brent published by “Platt’s” less an average transportation differential of about $2.25 per barrel. As of October 18, 2004, the company’s net realized price was $47.92 per barrel.

        Toreador is the operator and 100% owner of the Neocomian and Charmottes fields.

        During the second half of 2005, Toreador plans to drill several exploratory wells on its 183,000-acre Courtenay permit. The company’s geological and geophysical analysis indicates the Neocomian producing trend continues onto this permit. In the fourth quarter of 2004, the company expects to conduct a surface geochemical study that will supplement existing geophysical and subsurface data to help further identify potential well locations. Several wells drilled on the permit by other operators in the 1970s and 1980s tested oil in the Cretaceous and Jurassic formations. Toreador operates and is 100% owner of the Courtenay permit.

        In 2005, Toreador also will reprocess seismic data on the Aufferville and Nemours permits in which it holds interests of 100% and 33.33%, respectively. The company anticipates drilling an exploratory well on the Aufferville permit in 2005.

Romania

        During the fourth quarter of 2004, Toreador plans to begin the re-entry of up to six wells at a cost of about $200,000 each on the 1,325-acre Fauresti Block. If successful, each well could produce about 50 BOPD, providing the company with payback in four months at current market prices. Tank batteries and related equipment would be installed and connected with nearby pipelines to facilitate production.

        In addition, in 2005 Toreador may drill one or more new wells on the Fauresti Block. Historically, wells in the area have been productive from the Dogger formation, with an initial production rate of about 300-350 BOPD from depths of approximately 8,000 feet.

        Also in 2005, the company intends to re-enter a well on the Viperesti Block. In addition, it will continue to acquire and evaluate geological and geophysical data on the Viperesti and Moinesti blocks where exploratory drilling is planned for 2006.

        By year-end 2005, Toreador is targeting a production rate of about 1,000 BOPD from its Romanian wells if they are successfully drilled and completed. Toreador is 100% owner and operator of these Romanian concessions.

United States

        Drilling continues on the first exploratory well on the Hosston sands prospect in southern Mississippi, spudded in September. Target sands are located at a depth of about 14,500 feet. The prospect’s reserve potential is 12-16 Bcf of natural gas net to Toreador’s 10% working interest. It is anticipated the well will reach total depth in October.

        Toreador has working interests in about 900 wells primarily in five states that provide about $3.0 million of annual cash flow from operations. The company’s U.S. capital spending budget amounts to approximately $1.0 million annually. Toreador’s goal in 2005 is to double U.S. proved reserves, which currently amount to about 1.7 million BOE, through working-interest participation in exploratory drilling ventures.

2005 Estimates

        Toreador expects its 2005 capital expenditure budget will range from $16.0-20.0 million. The majority of the funds will be spent on exploration and development activities in France and Turkey, with the remainder on Romanian rehabilitation and U.S. drilling projects. About 70% of the funds will be allotted to development projects and 30% to exploration activities.

        Toreador intends to fund 2005 spending primarily with cash on hand and cash generated from future operations, as well as funds procured from drilling partners or external capital sources.

        In 2005, Toreador projects cash flow from operations before working capital changes will be $15.0-17.0 million based on a commodity price assumption of $35.00 per BOE before differentials at an average production level of 3,000 BOEPD. The company estimates production will climb to 3,000-4,500 BOEPD by year-end 2005, depending on the level of development drilling success.

ABOUT TOREADOR

        Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas and crude oil.

The company holds interests in developed and undeveloped oil and gas properties in France, Romania, Turkey and Trinidad, West Indies. In the United States, Toreador owns working interests primarily in five states. More information about Toreador may be found at the company’s web site, www.toreador.net.

        Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause the company’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Toreador to obtain additional capital, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission (SEC). The historical results achieved by the company are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         Cautionary Notes to Investors — The Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Toreador uses the term “potential reserves” in this news release, which the SEC’s guidelines strictly prohibit it from including in filings with the SEC. Investors are urged to also consider closely the disclosure in Toreador’s Form 10-K for the fiscal year ended December 31, 2003, available from the company by calling 214.559.3933 or 800.966.2141. This form also can be obtained from the SEC at www.sec.gov.

        The term “potential,” when referring to Toreador’s reserves, represents Toreador management’s current belief or judgment, based on information available to it, regarding the potential reserves that could be recovered or could be recoverable. These numbers should not be viewed as reliable for the purposes of estimating Toreador’s reserves or its prospects. Additionally, the term “potential” has no engineering significance and is not related to the term “possible” as that term may be used by the Society of Petroleum Engineers.

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CONTACTS:

Toreador Resources
Douglas W. Weir, SVP and CFO
Crystal C. Bell, Investor Relations
214-559-3933 or 800-966-2141

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 19, 2004	TOREADOR RESOURCES CORPORATION By: /s/ G. Thomas Graves III G. Thomas Graves III, President and CEO